Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 11, 2005, in the Registration Statement (Form S-8 No. 333-00000) of TheStreet.com, Inc. for the registration of 4,500,000 shares of its common stock.

Ernst & Young LLP

New York, New York
February 9, 2006